Exhibit 4.11

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 20, 2013

to

INDENTURE

Dated as of December 20, 2012

among

TOPS HOLDING LLC,

TOPS MARKETS, LLC

and

TOPS MARKETS II CORPORATION,

and the Guarantors from time to time parties hereto, as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

and

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

and

TOPS HOLDING II CORPORATION

8.875% SENIOR SECURED NOTES DUE 2017

This FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of November 20, 2013, by and among Tops Holding LLC, a Delaware limited liability company (“Tops Holding”), Tops Markets, LLC, a New York limited liability company (“Tops Markets”), Tops Markets II Corporation, a Delaware corporation (“Tops Markets II” and, together with Tops Holding and Tops Markets, the “Issuers”), Tops Holding II Corporation, a Delaware corporation, the guarantors named on the signature pages hereto (the “Guarantors”), U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuers, the Guarantors, the Trustee and the Collateral Agent have executed and delivered an Indenture, dated as of December 20, 2012, the First Supplemental Indenture thereto, dated as of May 15, 2013, the Second Supplemental Indenture thereto, dated as of August 20, 2013 and the Third Supplemental Indenture thereto, dated as of November 20, 2013 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance of the Issuers’ 8.875% Senior Secured Notes due 2017 (the “Notes”) (all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture);

WHEREAS, each of the Issuers desires to amend Section 13.06 in the Indenture (the “Amendment”) as set forth in Article 1 herein;

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Issuers and the Guarantors may amend or supplement the Indenture without the written consent of the Holders of the Notes (the “Holders”) to make provisions that do not materially adversely affect the interest of the Holders;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and legal supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done; and

WHEREAS, the Issuers and the Guarantors have requested that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the parties hereto mutually covenant and agree as follows:

ARTICLE 1 AMENDMENT

Section 1.01 Amendment. The Indenture is hereby amended by substituting Section 13.06(4) of the Indenture with the following text:

(4) the merger or dissolution of a Guarantor into the Issuers or another Guarantor or the transfer or sale of all or substantially all of the assets of a Guarantor to the Issuers or another Guarantor; provided that, for the avoidance of doubt, this Section 13.06(4) does not apply to the guarantee of the Notes by Tops Holding II Corporation; or

Section 1.02 Amendments to Notes and Guarantees. The Notes and the Guarantees are hereby deemed to be amended to modify all provisions inconsistent with the amendment effected by this Supplemental Indenture so that such provisions are consistent with such amendment.

Section 1.03 Operation of Amendments. Upon the execution and delivery of this Supplemental Indenture by the parties hereto, this Supplemental Indenture will become effective and operative.

ARTICLE 2 ASSUMPTION OF COVENANTS AND OBLIGATIONS

Section 2.01 Agreement to Covenants and Obligations. Each of the Issuers hereby (a) expressly confirms its obligations under the Notes, the Indenture and the Registration Rights Agreement, as the case may be, and (b) expressly agrees to the due and punctual performance of the covenants and obligations of the Issuers under the Security Documents.

ARTICLE 3 MISCELLANEOUS

Section 3.01 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders, the Trustee and the Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.02 Governing Law. This Supplemental Indenture shall be governed by the provisions set forth in Section 15.08 of the Indenture.

Section 3.03 Severability. In case any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.04 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This

Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.05 Duplicate and Counterpart Originals. The parties hereto may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.06 Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.07 Acceptance by the Trustee and Collateral Agent. The Trustee and the Collateral Agent assume no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers, Tops Holding II Corporation and the Guarantors and, except as provided in the Indenture, the Trustee and the Collateral Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and make no representation with respect thereto.

Section 3.08 Execution, Delivery and Validity. Each of the Issuers, Tops Holding II Corporation and the Guarantors represents and warrants to the Trustee and the Collateral Agent that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof.

Section 3.09 Successors. All agreements of the Issuers in this Supplemental Indenture will bind their successors. All agreements of the Trustee and the Collateral Agent in this Supplemental Indenture will bind their successors. All agreements of each Guarantor and Tops Holding II Corporation in this Supplemental Indenture will bind its successors, except as otherwise provided in the Indenture.

Section 3.10 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with, another provision (an “Incorporated Provision”) included in this Supplemental Indenture by operation of Sections 310 to 318 of the TIA, inclusive, such imposed duties or Incorporated Provision shall control.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TOPS HOLDING LLC, as Issuer

By:	/s/ Frank Curci
Name:
Title:

TOPS MARKETS, LLC, as Issuer

By:	/s/ Frank Curci
Name:
Title:

TOPS MARKETS II CORPORATION, as Issuer

By:	/s/ Frank Curci
Name:
Title:

[Signature Page to Supplemental Indenture]

TOPS GIFT CARD COMPANY, LLC, as Guarantor

By:	/s/ Frank Curci
Name:
Title:

TOPS PT, LLC, as Guarantor

Acting through Tops Markets, LLC, its sole member

By:	/s/ Frank Curci
Name:
Title:

TOPS HOLDING II CORPORATION, as Guarantor

By:	/s/ Frank Curci
Name:
Title:

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

[Signature Page to Supplemental Indenture]